Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(11,081,700)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(33,797,840)
Dividend Income	3,799
Interest Income	4,995
ETF Transaction Fees	1,400
Total Income (Loss)	$(44,869,346)

Expenses
General Partner Management Fees	$163,698
Professional Fees	24,688
Brokerage Commissions	18,031
Directors' Fees and insurance	7,097
SEC & FINRA Registration Expense	21,300
Total Expenses	$234,814
Net Income (Loss)	$(45,104,160)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/21	$254,704,912
Additions (1,100,000 Shares)	23,653,281
Net Income (Loss)	(45,104,160)

Net Asset Value End of Month	$233,254,033
Net Asset Value Per Share (12,550,000 Shares)	$18.59

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596